Exhibit 99.2
PRESS RELEASE – FOR IMMEDIATE RELEASE
ITC Holdings Corp. Unveils Green Power Express
Project would facilitate movement of 12,000 MW of energy from wind rich areas
NOVI, Mich., Feb. 9, 2009 – ITC Holdings Corp. (NYSE: ITC) today announced that over the past year it has worked to develop the “Green Power Express”, a network of transmission lines that would facilitate the movement of 12,000 megawatts (MW) of power from the wind-abundant areas in the Dakotas, Minnesota and Iowa to Midwest load centers, such as Chicago, southeastern Wisconsin, Minneapolis and other states that demand clean, renewable energy. This new project addresses the recognized lack of electric transmission infrastructure needed to integrate renewable wind energy.
“We are proud to announce the Green Power Express after almost a year of studies, stakeholder discussions and development,” said Joseph L. Welch, chairman, president and CEO of ITC. “The Green Power Express will create the much-needed link between the renewable energy-rich regions of the Midwest and high-demand population centers. The plan is consistent with efforts supported by organizations such as the Upper Midwest Transmission Development Initiative and promotes a national energy vision. ITC looks forward to continuing to work with them and other stakeholders in the region to move forward with this long-term solution to our national energy challenges.”
The Green Power Express is just one step in ITC’s broader efforts to modernize the overburdened, aging electricity grid. This project will be an integral component to ITC’s efforts to create a high-voltage backbone that can meet America’s renewable energy goals and eliminate costly inefficiencies in the grid.
The Green Power Express transmission project will traverse portions of North Dakota, South Dakota, Minnesota, Iowa, Wisconsin, Illinois and Indiana and will ultimately include approximately 3,000 miles of extra high-voltage (765kV) transmission. The entire project is currently estimated to cost approximately $10 to 12 billion. Portions of the Green Power Express fall within the service territory of ITC Midwest, an ITC subsidiary. ITC has been working with many of the Upper Midwest wind developers over the last year in assembling a realistic accounting of their wind development plans and sites, which resulted in the design of the Green Power Express. As ITC continues to work with wind developers and other local utilities in the region to identify their project needs, there may be additional lines and stations identified that would effectively accumulate the available wind generation within the region.
“The Green Power Express is in many ways the true definition of a ‘smart grid’,” said Welch. “According to a study by CRA International, efficient movement of up to 12,000 MW of wind power through the Green Power Express would result in a reduction of up to 34 million metric tons in carbon emissions, which is equivalent to the annual emissions of about seven to nine 600 MW coal plants, or nine to eleven million automobiles.”

In support of the Green Power Express, newly created ITC limited partnership Green Power Express LP later today is filing an application with the Federal Energy Regulatory Commission (FERC) requesting approval of a revenue requirement formula and incentives for the construction of the Green Power Express including the approval of a regulatory asset for recovery of development expenses which will enable ITC to continue development efforts for the Green Power Express.
“This filing with FERC will be the first of many steps in the process to bring this project to completion to facilitate the delivery of the vast Upper Great Plains renewable wind resources to demand centers and markets in the industrial Midwest and further east,” said Welch. “The Green Power Express is a portion of a bigger ITC vision of a super regional high-voltage transmission backbone.”
In keeping with ITC’s practice of collaboration, ITC will seek to partner with local utilities and wind developers in the region for the build out of the Green Power Express. Current supporters already include: NorthWestern Energy (NYSE: NWE), NextEra Energy (formerly FPLE), Iberdrola Renewables, Generation Energy Inc., Montgomery Power Partners, Denali Energy, National Wind, Crownbutte Wind Power, Wind Capital Group and RES Americas.
“ITC and its Green Power Express are critical to meeting President Obama’s goal to replace foreign imports with domestic renewable energy,” said Don Furman, senior vice president for Iberdrola Renewables and president-elect of the American Wind Energy Association. “ITC’s track record, as well as its independence, makes it the developer to take on this important major project.”
“NorthWestern Energy looks forward to exploring potential opportunities with ITC,” said Bob Rowe, CEO of NorthWestern, one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest. “We are excited to be working toward providing renewable energy solutions for regions of the country in which we operate.”
“A bold transmission plan is required to bring renewable wind energy from the wind rich states of the Midwest to the American consumer,” said Craig Matacynski, CEO and president of RES Americas, a fully-integrated wind energy company that develops, constructs, owns and operates wind projects across the United States and Canada. “Without a bold vision, America will be hard pressed to meet our national renewable objectives.”
This group supports ITC and its efforts as an independent transmission company, to bring the needed extra high-voltage facilities to this highly consistent and abundant wind-rich region of the United States.
For more information about the Green Power Express project, please visit http://www.thegreenpowerexpress.com. Once filed, the FERC filing will be available by going to http://www.thegreenpowerexpress.com/project_filings.php.
ITC will conduct a conference call and webcast to discuss the Green Power Express and ITC’s vision for a vast extra-high voltage transmission system in the Upper Midwest at 1 p.m. ET February 9, 2009. Individuals wishing to participate in the conference call may dial toll-free (877) 795-3638 (domestic) or (719) 325-4787 (international); there is no passcode. The conference call replay, available through Monday, February 16, 2009 can be accessed by dialing toll-free (888) 203-1112 (domestic) or (719) 457-0820 (international), passcode 7048347. Investors, the news media and the public may listen to a live internet broadcast of the meeting at http://investor.itc-holdings.com. The webcast also will be archived on the ITC website at http://investor.itc-holdings.com.
About ITC Holdings Corp.
ITC Holdings Corp. (NYSE: ITC) invests in the electricity transmission grid to improve electric reliability, improve access to markets, and lower the overall cost of delivered energy. ITC is the largest independent electricity transmission company in the country. Through its subsidiaries, ITCTransmission, Michigan Electric Transmission Company (METC) and ITC Midwest, ITC operates contiguous, regulated, high-voltage transmission systems in Michigan’s Lower Peninsula and portions of Iowa, Minnesota, Illinois and Missouri, serving a combined peak load in excess of 25,000 megawatts. ITC is also focused on new areas where significant transmission system improvements are needed through subsidiaries ITC Grid Development, ITC Great Plains and ITC Panhandle Transmission. For more information, please visit: http://www.itc-holdings.com. (itc-ITC)
Safe Harbor Statement and Legal Disclaimer
This press release contains certain statements that describe our management’s beliefs concerning future business conditions and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission from time to time.
Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in this press release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise. (itc-ITC)
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Investor/Analyst Contact:	Media Contacts:
ITC Holdings	ITC Holdings	ITC Midwest
Pat Wenzel	Cheryl Eberwein	Tom Petersen
248-946-3570	248-767-1068	319-899-9513
pwenzel@itc-holdings.com	ceberwein@itctransco.com	tpetersen@itctransco.com